Exhibit 99.1

News Release

CONTACTS:	Jeff Richardson (Investors)	FOR IMMEDIATE RELEASE
	(513) 534-0983	October 28, 2008
Jim Eglseder (Investors)
(513) 534-8424
Debra DeCourcy, APR (Media)
(513) 534-4153

FIFTH THIRD BANCORP TO PARTICIPATE IN U.S. TREASURY CAPITAL

PURCHASE PROGRAM

Receives preliminary approval for investment of $3.45 billion

Fifth Third Bancorp (Nasdaq: FITB) today announced its participation in the U.S. Department of the Treasury’s voluntary Capital Purchase Program (“CPP” or “Program”).

We were notified on October 28, 2008, that the Treasury intends to invest approximately $3.45 billion in senior preferred stock and related warrants of Fifth Third Bancorp under the terms of the program. The anticipated sale of the preferred stock and warrants is subject to standard closing conditions and execution of definitive agreements, which have not yet been published.

The Treasury has announced plans to purchase up to $250 billion of senior preferred shares on a voluntary basis in healthy U.S. financial institutions, as part of its efforts to provide a firmer capital foundation for financial firms and to increase credit availability to consumers and businesses. Nine institutions participated initially in this plan and a number of others have subsequently announced their participation. We expect many additional institutions to also avail themselves of this program.

“This investment significantly enhances Fifth Third’s already strong capital position,” said Kevin T. Kabat, Chairman, Chief Executive Officer and President of Fifth Third Bancorp. “The additional capital increases our capacity to provide additional credit to businesses and consumers in our markets and to further assist struggling borrowers. It also adds to our flexibility in considering strategic opportunities that become available as the industry undergoes change. Finally, in accordance with our capital plan, it generates additional capital above our capital targets to provide for potential negative effects of a challenging and uncertain economic outlook.”

In June, Fifth Third announced a capital plan that included, among other elements, raising its capital ratios targets – including a targeted Tier 1 ratio of 8 to 9 percent. As of September 30, 2008, our capital ratios were within target ranges and significantly above “well-capitalized” regulatory levels. The current investment, on a pro forma basis, would have increased our Tier 1 capital ratio on that date to approximately 11.5 percent from 8.5 percent; our Total capital ratio to 15.3 percent from 12.3 percent; and our ratio of tangible equity and tangible assets to 9.3 percent from 6.2 percent. Included within tangible equity is $1.1 billion of preferred stock issued in June that is convertible into common equity.

As part of our capital plan, we anticipated the sale of non-core assets that would generate an additional $1 billion or more in capital to provide for the possibility of a difficult 2009. Upon the Treasury’s announcement of the CPP, we indicated that as we evaluated participation in the CPP, we would reevaluate our plans and activities with respect to pursuing a current sale of non-core assets as part of our capital plan. The CPP investment provides capital in excess of our previous planned levels, on terms we believe are favorable to our investors. As a result, while we will continue to evaluate our businesses from a strategic planning perspective, the sale of non-core assets is no longer a part of our near-term capital planning.

“We continue to own outstanding businesses that have significant value, a large portion of which is not reflected in our reported common equity and capital ratios,” said Kabat. “This is a source of significant flexibility as we evaluate future opportunities for value creation that may present themselves in a changing financial services landscape. We’ll continue to make our strategic decisions in the context of what’s best for our shareholders and other investors and our customers.”

The Treasury’s investment consists of senior preferred stock with a five percent dividend for each of the first five years of the investment, and nine percent thereafter, unless the shares are redeemed. The shares are callable at par after three years and may be repurchased at any time under certain conditions. The Treasury will also receive 10-year warrants for common stock in the amount of 15 percent of the preferred stock investment. A summary of the CPP can be found on the Treasury’s web site at www.ustreas.gov/initiatives/eesa.

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of September 30, 2008, the Company has $116 billion in assets, operates 18 affiliates with 1,298 full-service Banking Centers, including 93 Bank Mart® locations open seven days a week inside select grocery stores and 2,329 ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania, Missouri, Georgia and North Carolina. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2008, has $196 billion in assets under care, of which it managed $30 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® National Global Select Market under the symbol “FITB.”

FORWARD-LOOKING STATEMENTS

This report may contain forward-looking statements about Fifth Third Bancorp within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either national or in the states in which Fifth Third, does business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) changes and trends in capital markets; (8) competitive pressures among depository institutions increase significantly; (9) effects of critical accounting policies and judgments; (10) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (11) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, or the businesses in which Fifth Third, one is engaged; (12) ability to maintain favorable ratings from rating agencies; (13) fluctuation of Fifth Third’s stock price; (14) ability to attract and retain key personnel; (15) ability to receive dividends from its subsidiaries; (16) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (17) effects of accounting or financial results of one or more acquired entities; (18) difficulties in combining the operations of acquired entities; (19) inability to generate the gains on sale and related increase in shareholders’ equity that it anticipates from the sale of certain non-core businesses, (20) loss of income from the sale of certain non-core businesses could have an adverse effect on Fifth Third’s earnings and future growth (21) ability to secure confidential information through the use of computer systems and telecommunications networks; (22) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (23) the Treasury providing satisfactory definitive documentation for its purchase of senior preferred shares and agreement on final terms and conditions. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

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